UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

Alpha Pro Tech, Ltd.

(Exact name of registrant as specified in its charter)

Delaware, U.S.A.	01-15725	63-1009183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Centurian Drive, Suite 112
Markham, Ontario, Canada		L3R 9R2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (905) 479-0654

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	APT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Alpha Pro Tech, Ltd. (the “Company”) with the Securities and Exchange Commission on June 14, 2019 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct shareholder advisory votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

At the Company’s 2019 Annual Meeting of Shareholders, the Company’s shareholders voted on, among other matters, a proposal regarding the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers – or future “say-on-pay” votes. As previously reported by the Company in the Original Filing, a majority of the votes cast on the frequency proposal were cast in favor of holding an annual “say-on-pay” vote, which was also the frequency recommended to the shareholders by the Company’s Board of Directors.

In light of the voting results with respect to the frequency proposal, at a meeting held on June 25, 2019, the Company’s Board of Directors decided that the Company will hold an advisory “say-on-pay” vote each year in connection with its annual meeting of shareholders until the next vote on the frequency of shareholder advisory votes on the compensation of executives or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders. The next advisory vote on the frequency of future “say-on-pay” votes will occur no later than 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: June 26, 2019	By:	/s/ Colleen McDonald
Colleen McDonald
Chief Financial Officer